EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Media Contact: Mimi Hall 901.682.1360 mimi@mimihall.com Financial Contact: Randall Brown 901.259.2500 rbrown@edrtrust.com

Education Realty Trust Declares First Quarterly Dividend

MEMPHIS, TN April 12, 2005 — Education Realty Trust, Inc. (NYSE: EDR) today announced its board of directors has declared a dividend of $0.19 per share of common stock for the partial quarter beginning on January 31, 2005 (the date that EDR closed on its initial public offering) and ending on March 31, 2005. The dividend is payable on May 16, 2005 to stockholders of record at the close of business on April 18, 2005. Because the first quarter was approximately one-third completed when the Company’s initial public offering closed, the dividend is based on a pro-rata computation of EDR’s target quarterly dividend of $0.2975 per share, or $1.19 per share annually.

“We are pleased that our first partial quarter as a public company has proceeded as planned, and that we are able to meet our dividend target,” said Paul O. Bower, EDR chairman, CEO, and president.

About Education Realty Trust

Education Realty Trust owns, manages, and develops student housing communities located near university campuses throughout the United States. EDR will elect to be taxed as a real estate investment trust. EDR also manages student housing communities for college and university systems across the country.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Education Realty Trust’s business that are not historical facts are “forward-looking statements.” Forward-looking statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause EDR’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such forward-looking statements. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section of EDR’s final prospectus for its initial public offering. Forward-looking statements speak only as of the date on which they are made, and EDR undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.